UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010 (June 3, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

5.07

Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) held its annual meeting of stockholders. At the annual meeting, our stockholders (1) elected the six nominees listed below to serve as directors for a term ending at the 2011 annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement, and (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results for each of the six persons nominated to serve as directors are as follows:

Nominee	For	Withheld
Lee A. Daniels	3,681,925	91,582
Gerald W. Grupe	3,681,925	91,582
Brenda G. Gujral	3,681,925	91,582
Barry L. Lazarus	3,684,113	89,393
Robert D. Parks	3,681,925	91,582
Charles W. Wurtzebach	3,684,113	89,393

With respect to the proposal to ratify the selection of KPMG LLP, stockholders holding 3,672,626 shares voted in favor of the proposal, stockholders holding 13,651 shares voted against the proposal and stockholders holding 87,230 shares abstained from voting on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	June 7, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

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